SECURITIES AND EXCHANGE COMMISSION

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AMENDMENT NO. 1 TO FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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BEDMINSTER NATIONAL CORP.

(Exact Name of Small Business Issuer in its Charter)

DELAWARE		20-2779605
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

90 Washington Valley Road

Bedminster, New Jersey 07921

(908) 719-8940

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Paul Patrizio

90 Washington Valley Road

Bedminster, New Jersey 07921

(908) 719-8940

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

GREGG E. JACLIN, ESQ.

ANSLOW & JACLIN, LLP

195 Route 9 South, Suite 204

Manalapan, NJ 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Class A Common Stock, par value $0.0001	814,000	$.10	$ 81,400	$ 9.58

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED SEPTEMBER, 2005

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

BEDMINSTER NATIONAL CORP.

814,000 SHARES OF

CLASS A COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of Class A common stock offered through this prospectus. The 814,000 shares of our Class A Common Stock being registered represent 610,000 shares of our Class A Common Stock currently outstanding as well as 204,000 shares of our Class A Common Stock which are issuable upon conversion of our shares of Class B Common Stock. Our Class A Common Stock is presently not traded on any market or securities exchange. The 814,000 shares of our common stock can be sold by selling security holders at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our Class A common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

The Date Of This Prospectus Is: September , 2005

i

ABOUT OUR COMPANY

We were incorporated under the laws of the State of Delaware on April 22, 2005 to provide management consulting services and to become a public holding company. Paul Patrizio is our sole officer and director, as well as our controlling stockholder. We currently provide management consulting services to third part companies and intend to further develop this business. Our long-term objective is to create stockholder value principally by providing consulting services to these independent third parties as well as to a large group of diversified operating subsidiary businesses.

We are not a blank check company as defined in Rule 419 since we have conducted operating activities and have taken affirmative steps in the operation of our business activities. Our primary business plan is that of a management consulting company and although a long term part of our business plan is to acquire other entities, we are not a blank check companies since this is not our primary business and we currently have no intention to merge with another entity and undertake a change in control. Paul Patrizio, our sole officer and director, intends to maintain his ownership interest and positions with us, if andwhen, we have acquired other entities.

We began generating revenue in June 2005 by providing management consulting services. As of June 30, 2005, we have generated $2,000 in revenues, and we have a total accumulated deficit of $3,173.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.10 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (April 22, 2005) through June 30, 2005 are derived from our audited financial statements.

From Inception- April 22, 2005 through June 30, 2005
STATEMENT OF OPERATIONS

Revenues	2,000
Net Loss	(3,173)
Total Operating Expenses	5,173
Accumulated Deficit	3,173

As of June 30, 2005
BALANCE SHEET DATA

Cash	16,360
Total Assets	16,760
Total Liabilities	1,933
Stockholders’ Equity	14,827

WHERE YOU CAN FIND US

Our corporate offices are located at 90 Washington Valley Road, Bedminster, New Jersey 07921. Our telephone number is (908) 719-8940. We have an Internet website located at www.bedminsternational.com.

RISK FACTORS

An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Class A common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words "we", "our" or "us" refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware in April 2005. We have no significant assets, financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. We will need a minimum of $10,000 to continue operations over the next twelvemonths, which we currently have in our cash reserve. However, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF PAUL PATRIZIO, OUR SOLE OFFICER AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Paul Patrizio, our sole officer and director. We currently do not have an employment agreement with Mr. Patrizio. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

PAUL PATRIZIO’S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR CLASS A COMMON STOCK.

Paul Patrizio beneficially owns approximately 90% of both our Class A and Class B common stock. Accordingly, for as long as Mr. Patrizio continues to own more than 50% of our Class B common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. The Class A shares have no voting rights and therefore these shareholders will be unable to vote on any shareholder matter. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND HIRE KEY PERSONNEL. OUR INABILITY TO HIRE QUALIFIED INDIVIDUALS WILL NEGATIVELY AFFECT OUR BUSINESS, AND WE WILL NOT BE ABLE TO IMPLEMENT OR EXPAND OUR BUSINESS PLAN.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled professional employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.10 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE CLASS A COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our Class A Common Stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR CLASS A COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our Class A common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our Class A common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of Class A common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of Class A common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in August 2005 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our Class A common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our Class A common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Class A common stock. There is no assurance that our Class A common stock will trade at market prices in excess of the initial public offering price as prices for the Class A common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the Class A common stock, investor perception of us and general economic and market conditions.

DILUTION

The Class A common stock to be sold by the selling shareholders is Class A common stock that is currently issued and outstanding as well as Class A common stock issuable upon conversion of the Class B common stock. There will be no dilution to our existing shareholders since these shareholder own all of the outstanding shares of both the Class A common stock and the Class B common stock.

PENNY STOCK CONSIDERATIONS

Our Class A common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 610,000 shares of our Class A common stock held by 52 shareholders as well as the 204,000 shares of our Class A common stock issuable upon conversion of our Class B common stock. Such shareholders include the 44 holders of the 235,000 shares of our Class A Common Stock and 94,000 shares of our Class A common stock which are issuable upon conversion of our Class B common stock which were sold in our Regulation D Rule 506 offering completed in August 2005. In addition, included in that amount are 275,000 shares of our Class A common stock as well as 110,000 shares of our Class A common stock which are issuable upon conversion of our Class B common stock which was received by eight shareholders pursuant to consulting agreements and issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933. Of the above, amount Brett Paul purchased 5,000 shares of our Class A common stock and 2,000 shares of our Class A common stock which are issuable upon conversion of our Class B common stock which was purchased in our Regulation D Rule506 offering and received 20,000 shares of our Class A common stock and 8,000 shares of our Class A common stock which are issuable upon conversion of our Class B common stock for legal rendered to us. We are also registering a total of 100,000 shares of our Class A common stock held by Paul Patrizio, our sole officer and director. Please note that all shares set forth above are based upon the reclassification of our common stock, on September 12, 2005, in which our shareholders received one share of Class A common stock and 2/5 shares of Class B common stock for each common share held.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 15, 2005 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Class A common stock owned prior to offering	Shares of Class A common stock to be sold	Shares of Class A common stock owned after offering	Percent of Class A common stock owned after offering (2)
Alper, Paul	10,000	14,000 (1)	0	0
Angell, Thomas	5,000	7,000 (1)	0	0
Anslow & Jaclin, LLP 0	100,000	140,000 (1)	0	0
Baral, Alan	5,000	7,000 (1)	0	0
Botwin, Robert	5,000	7,000 (1)	0	0
Bryan, David C.	5,000	7,000 (1)	0	0
Bristow, Walter T.	5,000	7,000 (1)	0	0
Cambridge Capital Corp.(1)	75,000	105,000 (1)	0	0
Cease, Karen	5,000	7,000 (1)	0	0
Cocca, Michael F.	5,000	7,000 (1)	0	0
Cohen, Alan R.	5,000	7,000 (1)	0	0

Cohen, Jessica W.	5,000	7,000 (1)	0	0
Colon, Angel	5,000	7,000 (1)	0	0
Coddington, Chandler	5,000	7,000 (1)	0	0
Criswell, Jeffrey	5,000	7,000 (1)	0	0
D’Amico, Matthew	5,000	7,000 (1)	0	0
Dearden, Susan F.	5,000	7,000 (1)	0	0
Finkelstein, Michael C.	5,000	7,000 (1)	0	0
Fitzgerald, Kevin	5,000	7,000 (1)	0	0
Frawley, Robert D.	5,000	7,000 (1)	0	0
Glick, Adam	5,000	7,000 (1)	0	0
Gomer, Robert E.	5,000	7,000 (1)	0	0
Graw, Andrew	5,000	7,000 (1)	0	0
Gulotta, Stephen	5,000	7,000 (1)	0	0
Jaffe, Robert	5,000	7,000 (1)	0	0
Koziol, Stanley J.	5,000	7,000 (1)	0	0
Kramer, Frank L.	5,000	7,000 (1)	0	0
Krieger, Howard J.	5,000	7,000 (1)	0	0
Limerick, Daniel M.	5,000	7,000 (1)	0	0
Matthews, Kenneth J.	5,000	7,000 (1)	0	0
McGough, Andrew	5,000	7,000 (1)	0	0
Meszaros, Kevin	5,000	7,000 (1)	0	0
Murray, Thomas	5,000	7,000 (1)	0	0
O’Brien, Richard J.	5,000	7,000 (1)	0	0
O’Shea, John P.	5,000	7,000 (1)	0	0
Patrizio, Paul	5,000,000	100,000	4,900,000 (3)	85.755%
Paul, Brett A.	25,000	35,000 (1)	0	0
Picinich & McClure	60,000	84,000 (1)	0	0
Pisani, B. Michael	5,000	7,000 (1)	0	0
Renzulli, Peter	5,000	7,000 (1)	0	0
Riiska, Marc	5,000	7,000 (1)	0	0
Robbins, Gina	5,000	7,000 (1)	0	0
Robinson, Charles L.	5,000	7,000 (1)	0	0
Roth, Richard A.	5,000	7,000 (1)	0	0
Salerno, Deborah	5,000	7,000 (1)	0	0
Smith, Joseph A.	5,000	7,000 (1)	0	0
Ucko, Thomas	5,000	7,000 (1)	0	0
Weber, Kelly	5,000	7,000 (1)	0	0
Weggeland, R. Layne	5,000	7,000 (1)	0	0
Wellbrock, Richard D.	10,000	14,000 (1)	0	0
Wellbrock, Robert	10,000	14,000 (1)	0	0
Woodland Group (2)	5,000	7,000 (1)	0	0

(1)	Includes shares of Class A common stock which are issuable upon conversion of the Class B common stock held by these shareholders.
(2)

Based on a total of 5,714,000 shares of Class A common stock which is comprised of 5,510,000 shares of Class A common stock currently outstanding as well as the 204,000 shares of Class A common which are being registered herein and are issuable upon conversion of the Class B common stock.

(3)

Paul Patrizio, our sole officer and director, owns a total of 5,000,000 shares of Class A common stock and 2,000,000 shares of Class B common stock. A total of 100,000 shares of our Class A common stock currently held by Mr. Patrizio are being registered as part of this registration statement and we are not registering any of the shares of our Class B common stock

(4)

Ken Matthews is a principal of Cambridge Capital Corp. and has investment control over its shares of our common stock. Mr. Matthews is also the owner of an additional 5,000 shares of our Class A common stock and 2,000 shares of our Class B common stock purchased in our Regulation D Rule 506 offering.

(5)	Steve Wain is a principal of Woodland Group and has investment control over its shares of our common stock.

To our knowledge, other than Paul Patrizio, John O’Shea, Charles Robinson, Jeffrey Criswell, and Deborah Salerno, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

John O'Shea, Charles Robinson, Jeffrey Criswell and Deborah Salerno are affiliated with broker-dealers but have purchased their shares in us outside of their affiliation with their broker-dealers. In addition, as set forth above, Ken Matthews is the control person of Cambridge Capital Corp., which is not a broker-dealer, and he owns an additional 5,000 shares of our Class A common stock and 2,000 shares of our Class B common stock purchased in our Regulation D Rule 506 offering.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. However, sales by selling security holder must be made at the fixed price of $.10 until a market develops for the stock.

Once a market has been developed for our Class A common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our Class A common stock is trading, market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both(which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $9,500.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and his age as of September 15, 2005 is as follows:

NAME	AGE	POSITION

Paul Patrizio	48	President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

PAUL PATRIZIO. Paul Patrizio is the founder and Chairman of the Company. Mr. Patrizio has been the Chairman and controlling stockholder of Apogee Holdings Inc., a private investment company, and its affiliates since 1999. Prior to Apogee, he was a Senior Managing Director and partner at Angel Investments LLC, an investment banking firm and registered broker-dealer based in New York City which was sold in 1999 and prior to Angel, Mr. Patrizio was a partner in a New York City law firm where he specialized in corporate and securities matters. Mr. Patrizio is also a principal of two public companies: Somerset International (OTC: SOSI) and Berliner Communications (OTC:NVNW) and was previously the Chairman of American Gaming, a publicly traded gaming company.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of Class A common stock as of September 15, 2005, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Paul Patrizio (2) 90 Washington Valley Road Bedminster, NJ 07921	5,000,000	91%

Common Stock	All executive officers and directors as a group	5,000,000	91%

(1)	The percent of class is based on 5,510,000 shares of our Class A common stock issued and outstanding as of September 15, 2005. The shares of Class A common stock have no voting rights.
(2)	In addition, to the 5,000,000 shares of Class A common stock, Mr. Patrizio owns 2,000,000 shares of our Class B common stock. There are currently 2,204,000 shares of our Class B common stock outstanding. Therefore, Mr. Patrizio is currently the holder of 91% of our shares of Class B common stock which are the only shares of common stock with voting powers.

DESCRIPTION OF SECURITIES

General

Our original articles of incorporation authorized 200,000,000 shares of common stock at a par value of $0.001 per share and 100,000,000 shares of preferred stock at a par value of $0.001 per share. On September 12, 2005, we amended our articles of incorporation to create two separate classes of common stock. Based upon the same, our current authorized capital stock consists of 203,000,000 shares of common stock at a par value of $0.0001 per share and 100,000,000 shares of preferred stock at a par value of $0.0001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

On September 12, 2005, our Board of Directors agreed to issue one shares of Class A common stock and 2/5 of a share of Class B common stock to all of our shareholders of record on such date. Based upon the 5,510,000 shares of common stock outstanding at such time, we issued 5,510,000 shares of Class A common stock and 2,204,000 shares of Class B common stock. Our authorized common stock as set forth in our amended certificate of incorporation consists of 300,000,000 shares of Class A common stock and 3,000,000 shares of Class B common stock. We are not registering with the Securities and Exchange Commission, and therefore are not permitted to offer or sell, any shares of Class B common stock. We are only registering with the SEC the shares of our Class A common stock currently outstanding and shares of our Class A common stock to be issued upon conversion of Class B common stock as set forth herein.

Class A Common Stock

As of September 15, 2005, there are 5,510,000 shares of Class A common stock issued and outstanding. Our shares of Class A common stock are not redeemable and holders of shares of our Class A common stock have no voting rights other than those required by the Delaware General Corporation Law.

Class B Common Stock

Our Class B common stock has rights, privileges, limitations, restrictions and qualifications identical to Class A common stock except that our holders of shares of Class B common stock are entitle to one vote per share. As of September 15, 2005, there are 2,204,000 shares of Class B common stock issued and outstanding. Shares of Class B common stock are not redeemable but are convertible into shares of Class A common stock on a one for one basis.

Voting and Other Rights of the Common Stock

Voting Rights

Under our certificate of incorporation and amendment thereto, except as noted below or as otherwise required by the Delaware General Corporation Law, holders of the outstanding shares of Class B common stock vote together with the holders of the outstanding shares of all other classes of our capital stock entitled to vote, without regard to class. At the present time, however, there are no outstanding shares of any other class of our capital stockentitled to vote. Under our amended certificate of incorporation each holder of an outstanding share of Class B common stock is entitle to cast one vote for each share registered in the name of the holder.

A holder of an outstanding share of Class A common stock is not entitle to vote on any question presented to our shareholders including, but not limited to, whether to increase or decrease, but not below the number of shares then outstanding, the number of authorized shares of Class A common stock. However, under the Delaware General Corporation Law, a holder of an outstanding share of Class A common stock is entitled to vote on any proposed amendment to our certificate if the amendment would alter or change the powers, preferences, or special rights of the shares of Class A common stock as to affect them adversely. Subject to the foregoing, any future change in the number of authorized shares of our Class A common stock could be consummated with the approval of the holders of a majority of the outstanding shares of Class B common stock and without any action by the holders of shares of Class A common stock.

Dividends

Subject to the rights and preference of any outstanding preferred stock, dividends on Class A common stock and Class B common stock are payable ratably on shares of our Class A common Stock and Class B common stock out of the funds we have legally available therefore when, as and if declared by the Board.

Rights in Liquidation

In the event we are liquidated, dissolved, or wound up, whether voluntarily or involuntarily, our net assets would be divided ratably among the holders of the then outstanding shares of Class A common stock and Class B common stock after payment or provision for payment of the full preferential amounts to which the holders of any series of preferred stock then issued and outstanding would be entitled.

Split, Subdivision, or Combination

If we split, subdivide, or combine the outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other class of common stock shall be proportionately split, subdivided, or combined in the same manner and on the same basis as the outstanding shares of the other class of common stock have been split, subdivided, or combined.

Preemptive Rights

Shares of Class A common stock and Class B common stock do not entitle a holder to any preemptive rights enabling a holder to subscribe for or receive shares of stock of any class or any other securities convertible into shares of stock of any of our classes of stock. Our board of directors possesses the power to issue shares of authorized but unissued Class A common stock and Class B common stock without further shareholder action, subject to the requirements of applicable law. The number of authorized shares of Class A common stock and Class B common stock could be increased with the approval of the holders of a majority of the outstanding shares of Class B common stock and without any action by the holders of shares of Class A common stock.

Conversion

Each share of Class B common stock is convertible into one share of Class A common stock at any time solely at the option of the holder thereof.

Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Class B common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Certain provisions of the Delaware General Corporate Law may serve to delay, defer or prevent a change in control of the company.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 100,000,000 shares of preferred stock with a par value of $.0001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except for Anslow & Jaclin, LLP, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP owns a total of 100,000 shares of our Class A common stock which are being registered as part of this registration statement. In addition, Anslow & Jaclin, LLP owns 40,000 shares of our Class B common stock which are convertible into 40,000 shares of Class A common stock. The 40,000 shares of Class A common stock which are issuable upon conversion of the Class B common stock are also being registered as part of this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on April 22, 2005 in the State of Delaware. On April 22,2005 we issued 5,000,000 shares of common stock to Paul Patrizio for cash of $5,000. Based upon the reclassification of our common stock, on September 12, 2005, Mr. Patrizio received one share of Class A common stock and 2/5 shares of Class B common stock for each common share held. Therefore, Mr. Patrizio currently holds a total of 5,000,000 shares of our Class A common stock and 2,000,000 shares of our Class B common stock. Mr. Patrizio is our sole officer and director, as well as our controlling stockholder.

DESCRIPTION OF BUSINESS

General

We currently provide management consulting services to third part companies and we anticipate that this will be the core of our business in the future. In furtherance of this business plan, our long-term objective is to create stockholder value by acquiring a group of diversified operating businesses and providing our management consulting services to these entities. We are currently managed by Paul Patrizio who will provide consulting services and seek out attractive acquisition opportunities. In the future we intend to employ a small staff to assist Mr. Patrizio with these responsibilities. In addition, we anticipate that if we acquire operating entities we will not only be earning a management consulting fee but also increasing the value of these subsidiaries and therefore of our common stock. Regardless of our ability to locate and acquire other entities, the core of our business plan will be provide the management consulting services to third parties.

Consulting Services

We currently provide a broad range of consulting services to third party companies which include some, but not all, of the following activities:

1.	Review long-term planning and annual budgeting. Recommend alternative courses of action and strategy to strengthen these programs.

2.	Assist in assessing operating and strategic objectives, including new business development and financial proforma models. Recommend alternatives and other strategies.

3.

Assist in identifying potential new business ventures and partners. As requested, assts in developing business plans and other financial analyses to support negotiations with new business relationships.

4.

Review external sources of information about the client (e.g., industry reports, competitors, industry associations, financial institutions, internet databases, etc.). Assess the strengths and weaknesses as suggested by external sources. Recommend alternative courses of action and strategies to address weaknesses.

5.

Review major business factors in the industries in which the client operates, including trends and market growth with respect to competitors and the market as a whole. Recommend initiatives to increase market share in light of indicated trends (e.g., introduction of new products, services, or markets, etc.)

6.	As requested, advise as to senior management structure, compensation, recruitment, retention, incentives, and development.

7.	Review competitive product and service offerings. Recommend initiatives to strengthen the clients product and service offerings.

8.	Review liquidity and access to credit, capital, and other markets.

9.

Review current relationships with commercial banks, investment banks and brokerage firms, and other financial institutions. Recommend initiatives to improve and expand these relationships and, as requested, assist in identifying, facilitating, structuring, negotiating, modifying, and developing such relationships.

10.	Assist in identifying new cash generation sources.

11.

Assist in identifying debt, equity, and other capital raising opportunities, domestic and international, including evaluating various alternatives. Assist in analyzing and structuring debt and equity transactions.

12.	Assist in evaluating cost structure, including service delivery costs. Recommend alternatives to modify business models, improve service capabilities, and lower costs.

We receive fees for our services on an hourly rate or monthly fee basis and usually enters multi-moth agreements with clients which include some type of retainer payment. We intend to further develop our consulting practice by the hiring of additional personnel with the appropriate expertise and working with other consulting firms on a joint venture basis.

Marketing

We intend to initially market our services directly to potential clients through the contacts of our current management. Thereafter, we expect to create a sales and marketing program that would include direct participation by our management in various industry conferences and the preparation and distribution of sales materials to attendees of such conferences as well to other potential clients on a selective basis.

We also intend to have sales and delivery alliances with companies whose capabilities complement our own, either by enhancing a service offering, delivering a new technology or helping us extend our services to new geographies. By combining our alliance partners’ products and services with our own capabilities and expertise, we create innovative, high-value business solutions for our clients. All of our alliances will be non-exclusive but our alliance relationships may generate revenues for us from consulting services for implementing our alliance partners’ products and our related services.

Acquisition Strategy

As part of our long term objective, we may acquire profitable and near term profitable private small and medium sized businesses and provide our consulting services to these subsidiaries in order to maximize the profitability of these acquired entities while generating revenue for us. The shareholder value proposition that we seek to create is twofold:

(1) By acquiring profitable and near term profitable companies that have been in business for more than four years, we will creates value through scale and diversification of small and medium sized businesses.

(2) As a publicly traded entity, we will be able to provide the acquired entities with access to capital for growth that was previously not available to them due to their size and private company status, which should significantly increase the value of these companies over the prices paid for them.

The Seller(s) value proposition that we seeks to address is also twofold:

(1)    By selling to us the Seller(s) unlock value in their companies that they might not otherwise have the potential to do so by providing them with some liquidity or future liquidity.

(2)    As a publicly traded entity, we are able to provide the Seller(s) with marketable securities as part or the entire purchase price that gives those Seller(s) the ability to share in our future appreciation.

We will concentrate on acquiring companies where our consulting services can maximize our return on investment and cash flow to increase long-term shareholder value.

Competition

We are currently operating in the business consulting industry where there is intense competition and most of our competitors have greater resources than we do. Our clients typically retain us on a non-exclusive basis. In addition, a client may choose to use its own resources rather than engage an outside firm for the types of services we provide. Our competitors include global information technology service firms offering a full range of consulting and outsourcing services, as well as consulting services firms, information technology services providers, and application service providers. Additionally, customers in the markets we serve continue to be receptive to engaging niche service providers with numerous geographic, service, or industry-specific niches. Our revenues are derived primarily from small and medium-sized companies which have limited budgets for such services. We believe that the principal competitive factors in the industries in which we compete include: skills and capabilities of personnel, perceived ability to add value, reputation and client references, scope of services and niche expertise, ability to deliver services on a timely basis and price.

If we succeed in effecting any acquisitions, there will be, in all likelihood, intense competition from competitors of the acquired business in the industry. We cannot assure you that, subsequent to any acquisition, we will have the resources or ability to compete effectively.

Any of these factors may place us at a competitive disadvantage in successfully negotiating acquisitions. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring businesses on favorable terms.

If we succeed in effecting any acquisitions, there will be, in all likelihood, intense competition from competitors of the acquired business in the industry. We cannot assure you that, subsequent to any acquisition, we will have the resources or ability to compete effectively.

Employees

We currently have no employees.

MANAGEMENT DISCUSSION AND ANALYSIS

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

Third Quarter 2005:

We will continue to seek out opportunities to provide management consulting services through the contacts of our current management.

Fourth Quarter 2005:

We intend to implement our sales and marketing efforts discussed above by preparing sales materials and management's attendance at various industry conferences. We will also initiate our program to create alliances with other consulting firms to increase our revenue base and broaden our service offerings. We intend to raise financing to support these activities during this period.

First Quarter 2006:

We will continue to seek out opportunities to provide management consulting services and intend to enhance our capabilities by adding personnel or entering into joint ventures with other consulting firms. We intend to close the necessary financing described above and begin the process of reviewing potential acquisitions. We will also take steps to increase our consulting staff during this period; specifically seeking personnel who will broaden our current service offerings particularly in the technology area.

Second Quarter 2006:

We intend to raise additional financing for working capital and corporate overhead. We intend to actively recruit new board members with appropriate experience and hire a corporate staff including a chief financial officer. We will continue to pursue potential acquisitions.

DESCRIPTION OF PROPERTY

Our executive offices are located at 90 Washington Valley Road, Bedminster, New Jersey 07921. We are currently being provided with space at this location by an unrelated third party, who is not related to us, pursuant to a one year lease which commenced May 1, 2005 for $200 per month. We also rent additional office space from an unrelated third party at 376 Main Street, Bedminster, New Jersey 07921 on a month to month basis. We believe that these spaces are sufficient and adequate to operate our current business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our shares of Class A or Class B common stock. We anticipate applying for trading of our Class A common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of Class A common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 52 shareholders of both our Class A common stock and Class B common stock.

Rule 144 Shares

As of September 15, 2005, there are no shares of our Class A common stock or Class B common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After April 22, 2006, 5,000,000 shares of our Class A common stock and the 2,000,000 shares of Class B common stock owned by Mr. Paul Patrizio will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After July 15, 2006 the 275,000 shares of our Class A common stock and 110,000 shares of our Class B common stock held by the eight shareholders who received shares for services rendered and the 235,000 shares of our Class A common stock and the 94,000 shares of our Class B common stock held by the forty-four shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 55,100 shares of Class A common stock and 22,040 shares of our Class B common stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until September 15, 2005.

ANNUAL COMPENSATION
NAME	TITLE	YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION
Paul Patrizio	President CEO and Chairman	2005	$0	0	0

LONG TERM COMPENSATION
RESTRICTED OPTION STOCKS/ PAYOUTS AWARDED		SARS ($)	LTIP COMPENSATION		ALL OTHER COMPENSATION
0		0	0		0

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consultant agreement with Mr. Paul Patrizio, our Chief Executive Officer, President, and Chairman of the Board of Directors.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

BEDMINSTER NATIONAL CORP.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF JUNE 30, 2005

BEDMINSTER NATIONAL CORP.

(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	BALANCE SHEET AS OF JUNE 30, 2005

PAGE	3	STATEMENT OF OPERATIONS FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO JUNE 30, 2005

PAGE	4	STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO JUNE 30, 2005

PAGE	5	STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO JUNE 30, 2005

PAGES	6 - 8	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Bedminster National Corp.

(A Development Stage Company)

We have audited the accompanying balance sheet of Bedminster National Corp. (a development stage company) as of June 30, 2005 and the related statements of operations, changes in stockholders' equity and cash flows for the period from April 22, 2005 (inception) to June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Bedminster National Corp. (a development stage company) as of June 30, 2005 and the results of its operations and its cash flows for the period from April 22, 2005 (inception) to June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company is in the development stage and has a negative cash flow from operations of $399 from inception. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 5. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.

Boynton Beach, Florida

August 2, 2005

BEDMINSTER NATIONAL CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF JUNE 30, 2005

ASSETS

CURRENT ASSETS
Cash	$16,360

TOTAL CURRENT ASSETS	16,360

OTHER ASSETS
Deposits	400

TOTAL ASSETS	$16,760

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$1,234
Due to Stockholder	699

TOTAL CURRENT LIABILITIES	1,933

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 100,000,000 shares authorized, none issued and outstanding, respectively	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 5,180,000 shares issued and outstanding	5,180
Additional paid in capital	19,820
Subscription receivable	(7,000)
Accumulated deficit during development stage	(3,173)
Total Stockholders' Equity	14,827

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$16,760

See accompanying notes to financial statements.

2

BEDMINSTER NATIONAL CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO JUNE 30, 2005

REVENUE	$2,000

OPERATING EXPENSES
In-kind contribution of services	2,000
Professional fees	3,475
General and Administrative Expenses	1,698
Total Operating Expenses	5,173

LOSS FROM OPERATIONS	(3,173)

Provision for Income Taxes	-

NET LOSS	$(3,173)

Net loss per share - basic and diluted	$-

Weighted average number of shares outstanding during the period - basic and diluted	5,078,623

See accompanying notes to financial statements.

3

BEDMINSTER NATIONAL CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO JUNE 30, 2005

	Preferred	Stock	Common Stock		Additional Paid-In	Subscription	Accumulated Deficit During Development
	Shares	Amount	Shares	Amount	Capital	Receivable	Stage	Total

Common stock issued to founders for cash ($0.001 per share)	-	$-	5,000,000	$5,000	$-	$(4,500)	$-	$500

Common stock issued for cash ($0.10)	-	-	180,000	180	17,820	(2,500)	-	15,500

In-kind contribution of services	-	-	-	-	2,000	-	-	2,000

Net loss for the period April 22, 2005 to June 30, 2005	-	-	-	-	-	-	(3,173)	(3,173)

BALANCE, JUNE 30, 2005			$5,180,000	$5,180	$19,820	$(7,000)	$(3,173)	$14,827

See accompanying notes to financial statements.

4

BEDMINSTER NATIONAL CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM APRIL 22, 2005

(INCEPTION) TO JUNE 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,173)
Adjustments to reconcile net loss to net cash used in operating activities:
In-kind contribution	2,000
Changes in operating assets and liabilities:
Increase in deposits	(400)
Increase in accounts payable	1,234
Net Cash Used In Operating Activities	(339)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	16,000
Due to Stockholder	699
Net Cash Provided By Financing Activities	16,699

NET INCREASE IN CASH	16,360

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$16,360

See accompanying notes to financial statements.

5

BEDMINSTER NATIONAL CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF JUNE 30, 2005

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Bedminster National Corp. (a development stage company) (the "Company") was incorporated under the laws of the State of Delaware on April 22, 2005. The Company was organized to provide management consulting services and intends to acquire profitable and near term profitable small and medium sized businesses. Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash Equivalents

For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of June 30, 2005, the Company has a net operating loss carryforward of approximately $1,200 available to offset future taxable income through 2025. The valuation allowance at June 30, 2005 was $408. The net change in the valuation allowance for the year ended June 30, 2005 was an increase of $408.

6

BEDMINSTER NATIONAL CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF JUNE 30, 2005

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of June 30, 2005, there were no common share equivalents outstanding.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

NOTE 2	STOCKHOLDERS' EQUITY

(A) Common Stock Issued for Cash

On April 22, 2005, the Company issued 5,000,000 shares of common stock to its founder for cash of $500 and a subscription receivable of $4,500 ($0.001 per share).

During 2005, the Company issued 180,000 shares of common stock for cash of $15,500 and a subscription receivable of $2,500 ($0.10 per share).

(B) In-Kind Contribution

During 2005, the stockholder of the Company contributed services with a fair value of $2,000, (See Note 3).

NOTE 3	RELATED PARTY TRANSACTIONS

A stockholder of the Company paid $699 of expenses on behalf of the Company from inception. The amounts are due on demand and non interest bearing.

NOTE 4	COMMITMENTS AND CONTAGICIES

During May 2005, the Company entered into an office lease that expires in May 2006. The Company pays monthly rent of $200 plus expenses.

Future minimum lease payments under the operating lease at June 30, 2005, consist of the following:

Year	Amount
2006	$2,200

7

BEDMINSTER NATIONAL CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF JUNE 30, 2005

The Company also leases additional office space and receives administrative services on a month to month basis for $500 per month.

Rent expense totaled $1,499 for the period April 22, 2005 to June 30, 2005.

NOTE 5	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage and has a negative cash flow from operations of $399 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern (See Note 6).

NOTE 6	SUBSEQUENT EVENTS

During 2005, the Company issued 45,000 shares of common stock for cash of $4,500 ($0.10 per share).

During 2005, the Company issued 275,000 shares of common stock to consultants for services. The common stock has a fair value of $27,500 based on recent cash offering prices ($0.10 per share).

8

BEDMINSTER NATIONAL CORP.

814,000 Shares of Class A Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section of the Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$7.23
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$4,500.00
Legal fees and expenses	$$5,000.00
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$9,523.00

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Bedminster National Corp. was incorporated in the State of Delaware on April 22, 2005 and 5,000,000 shares of common stock were issued to Paul Patrizio in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Such shares were issued to Paul Patrizio for $5,000 as founders shares. Based upon the reclassification of our common stock, on September 12, 2005, Mr. Patrizio received one share of Class A common stock and 2/5 shares of Class B common stock for each common share held. Therefore, Mr. Patrizio currently holds a total of 5,000,000 shares of our Class A common stock and 2,000,000 shares of our Class B common stock.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Patrizio had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On July 15, 2005, we issued a total of 275,000 shares to eight individuals/entities for services rendered to us as set forth below. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. Based upon the reclassification of our common stock, on September 12, 2005, these shareholders received one share of Class A common stock and 2/5 shares of Class B common stock for each common share held. Therefore, these eight shareholders currently hold a total of 275,000 shares of our Class A common stock and 110,000 shares of our Class B common stock.

1.	Anslow & Jaclin, LLP-100,000 common shares issued for legal services rendered. Such shares were converted to 100,000 shares of Class A common stock and 40,000 shares of Class B common stock.
2.	Picinich & McClure-60,000 common shares were issued for legal services rendered. Such shares were converted to 60,000 shares of Class A common stock and 24,000 shares of Class B common stock.
3.	Brett Paul-20,000 shares for legal services rendered. Such shares were converted to 20,000 shares of Class A common stock and 8,000 shares of Class B common stock.
4.

Cambridge Capital Corp.-75,000 common shares were issued for services rendered in assistance with the preparation of the Form SB-2 Registration Statement. Such shares were converted to 75,000 shares of Class A common stock and 30,000 shares of Class B common stock.

5.	Rob Botwin-5,000 common shares were issued for website development services rendered. Such shares were converted to 5,000 shares of Class A common stock and 2,000 shares of Class B common stock.
6.	Pete Renzulli-5,000 common shares were issued for bookkeeping services rendered. Such shares were converted to 5,000 shares of Class A common stock and 2,000 shares of Class B common stock.
7.	Kelly Weber-5,000 common shares were issued for secretarial services rendered. Such shares were converted to 5,000 shares of Class A common stock and 2,000 shares of Class B common stock.
8.	Jeffrey Criswell-5,000 common shares were issued for computer services rendered. Such shares were converted to 5,000 shares of Class A common stock and 2,000 shares of Class B common stock.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, they shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In August 2005, we completed a Regulation D Rule 506 offering in which we sold 235,000 shares of common stock to 44 investors, at a price per share of $.10 for an aggregate offering price of $23,500. Based upon the reclassification of our common stock, on September 12, 2005, these shareholders received one share of Class A common stock and 2/5 shares of Class B common stock for each common share held. Therefore, these 44 shareholders currently hold a total of 235,000 shares of our Class A common stock and 94,000 shares of our Class B common stock.

The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

	Class A common stock	Class B common stock

Alper, Paul	10,000	4,000
Angell, Thomas	5,000	2,000
Baral, Alan	5,000	2,000
Bryan, David C.	5,000	2,000
Bristow, Walter T.	5,000	2,000
Cease, Karen	5,000	2,000
Chandler Coddington	5,000	2,000
Cocca, Michael F.	5,000	2,000
Cohen, Alan R.	5,000	2,000
Cohen, Jessica W.	5,000	2,000
Colon, Angel	5,000	2,000
D’Amico, Matthew	5,000	2,000
Dearden, Susan F.	5,000	2,000
Finkelstein, Michael C.	5,000	2,000
Fitzgerald, Kevin	5,000	2,000
Frawley, Robert D.	5,000	2,000
Glick, Adam	5,000	2,000
Gomer, Robert E.	5,000	2,000
Graw, Andrew	5,000	2,000
Gulotta, Stephen	5,000	2,000
Jaffe, Robert	5,000	2,000
Koziol, Stanley J.	5,000	2,000
Kramer, Frank L.	5,000	2,000
Krieger, Howard J.	5,000	2,000
Limerick, Daniel M.	5,000	2,000
Matthews, Kenneth J.	5,000	2,000
McGough, Andrew	5,000	2,000
Meszaros, Kevin	5,000	2,000
Murray, Thomas	5,000	2,000
O’Brien, Richard J.	5,000	2,000
O’Shea, John P.	5,000	2,000
Paul, Brett A.	5,000	2,000
Pisani, B. Michael	5,000	2,000
Riiska, Marc	5,000	2,000
Robbins, Gina	5,000	2,000
Robinson, Charles L.	5,000	2,000
Roth, Richard A.	5,000	2,000
Salerno, Deborah	5,000	2,000
Smith, Joseph A.	5,000	2,000
Ucko, Thomas	5,000	2,000
Weggeland, R. Layne	5,000	2,000
Wellbrock, Richard D.	10,000	4,000
Wellbrock, Robert	10,000	4,000
Woodland Group	5,000	2,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)

At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)

Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in August 2005 were restricted in accordance with Rule 144 of the Securities Act of 1933.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation *
3.2	By-Laws *
3.3	Amendment to Articles of Incorporation
5.1	Opinion of Anslow & Jaclin, LLP
21	Subsidiaries *
23.1	Consent of Webb & Company, PA
23.2	Consent of Counsel, as in Exhibit 5.1

* Filed as part of the original SB-2 Registration Statement filed with the SEC on August 9, 2005.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of   the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Bedminster, State of New Jersey on September 16, 2005.

By:	/s/ Paul Patrizio
PAUL PATRIZIO
President, Chief Executive Officer,
Chief Financial Officer and
Chairman of the Board of Directors

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Paul Patrizio, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Paul Patrizio	President, Chief Executive Officer,
	Paul Patrizio	Chief Financial Officer and
Chairman of the Board of Directors

Dated: September 16, 2005